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                                                                   Exhibit 10.21

                             STOCKHOLDERS AGREEMENT

      THIS AGREEMENT is dated as of October 15, 1999, between Harris Interactive Inc., a Delaware corporation (the "Company"), each of the investors listed on the Schedule of Investors attached hereto (the "Investors"), and the existing principal shareholders of the Company listed on the Schedule of Principal Shareholders attached hereto (the "Principal Holders"). The Investors and the Principal Holders are collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in
Section 6 hereof.

      WHEREAS, the Investors are purchasing shares of the Company's Class B Convertible Preferred Stock pursuant to Investment Agreements between each of the Investors, respectively, and the Company dated as of the date hereof, and in the case of Young & Rubicam Inc., dated October 22, 1999 (collectively, the "Investment Agreements"), and

      WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purpose, among others, of limiting the manner and terms by which the Stockholders' Shares may be transferred. The execution and delivery of this Agreement is a condition to the Investors' purchase of the Company's stock pursuant to the Investment Agreements.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Representations and Warranties. Each Stockholder represents and warrants that (i) such Stockholder is (or will be following the issuance of capital stock pursuant to the Investment Agreements) the record owner of the number of Stockholder Shares set forth opposite its name on the relevant Schedule attached hereto and (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other laws or judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally. No holder of Stockholder Shares shall become party to any agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement.

      2. Restrictions on Transfer of Stockholder Shares.

      (a) Transfer of Stockholder Shares. No Principal Holder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in its Stockholder Shares (a "Transfer"), except pursuant to (i) the provisions of this Section 2 or (ii) a Public Sale. No Principal Holder shall consummate any Transfer (other than a Public Sale) until 31 days after the Company and the Investors have received such Stockholder's Sale Notice (if any), unless the procedures provided for in Section 2(b) have been

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consummated and the parties to the Transfer have been finally determined prior to the expiration of such 31-day period (the "Election Period").

      (b) Participation Rights. At least 30 days prior to any Transfer of Stockholder Shares (other than a Public Sale or Transfer under Section 2(d) hereof) the transferring Principal Holder (the "Transferring Principal Holder") shall deliver a written notice (the "Sale Notice") to the Company and holders of Underlying Common Stock, and pursuant to the Class A Agreement to the Class A Holders, specifying in reasonable detail the identity of the prospective transferees, the number of shares to be transferred, and the terms and conditions of the Transfer. The holders of Underlying Common Stock, and the Class A Holders pursuant to the Class A Agreement, may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Principal Holder within 30 days after delivery of the Sale Notice. If any holders of Underlying Common Stock have elected to participate in such Transfer, the Transferring Principal Holder, any participating Class A Holders, and such holders of Underlying Common Stock shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Principal Holder, Class A Holders, and holders of Underlying Common Stock participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

      For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Principal Holder, and if the Transferring Principal Holder at such time owns 30% of all Stockholder Shares and if one holder of Underlying Common Stock and one Class B Holder elect to participate and each owns 10% of all Stockholder Shares, the Transferring Principal Holder would be entitled to sell 60 shares (30% / 50% x 100 shares) and the holder of Underlying Common Stock would be entitled to sell 20 shares (10% / 50% x 100 shares).

Each Transferring Principal Holder shall use best efforts to obtain the agreement of the prospective transferees to the participation of the holders of Underlying Common Stock in any contemplated Transfer and no Transferring Principal Holder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee declines to allow the participation of the holders of Underlying Common Stock unless the Transferring Principal Holder agrees to purchase from the holders of Underlying Common Stock the number of Stockholder Shares each such holder would otherwise be entitled to sell in the contemplated Transfer pursuant to this Section 2(b).

      (c) Permitted Transfers. The restrictions set forth in this Section 2 shall not apply with respect to any Transfer of Stockholder Shares by any Principal Holder pursuant to applicable laws of descent and distribution or among such Principal Holder's Family Group (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this
Section 2 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of

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this Agreement affecting the Stockholder Shares so transferred. For purposes of this Agreement, "Family Group" means a Principal Holder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Principal Holder and/or the Principal Holder's spouse and/or descendants, spouse's descendants, siblings, spouse's siblings, siblings offspring, and spouse's siblings offspring.

      (d) Termination of Restrictions. The restrictions set forth in this
Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the date on which such Stockholder Share has been transferred pursuant to this Section 2 (other than subparagraph 2(c)), (iii) the consummation of a Sale of the Company or (iv) the consummation of a Qualified Public Offering.

      3. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall have stamped thereon or otherwise affixed thereto a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Stockholders Agreement dated as of October 15, 1999, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall stamp or otherwise affix such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares that are no longer subject to the restrictions hereunder in accordance with Section 2(d) hereof.

      4. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or a Sale of the Company) to any Person, the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

      5. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

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      6. Definitions.

      "Class A Agreement" means the Stockholders Agreement among the Company and the Class A Holders listed on the Schedule attached thereto dated July 7, 1998.

      "Class A Holders" means the holders of the Class A Stock.

      "Class A Stock" means the Company's Class A Convertible Preferred Stock, par value $.01 per share.

      "Class B Stock" means the Company's Class B Convertible Preferred Stock, par value $.01 per share.

      "Common Stock" means the Company's Common Stock, par value $.001 per share.

      "Company" has the meaning set forth in the preamble.

      "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

      "Investment Agreements" has the meaning set forth in the preamble.

      "Investors" has the meaning set forth in the preamble.

      "Permitted Transferee" has the meaning set forth in paragraph 2(c) hereof.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

      "Principal Holders" has the meaning set forth in the preamble.

      "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (other than Rule 144(k)).

      "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $25 million.

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      "Sale of the Company" means the sale of the capital stock of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) 50% or more of the Company's assets determined on a consolidated basis.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Stockholder Shares" means (i) any Common Stock or Underlying Common Stock purchased or otherwise acquired by any Stockholder and (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or
(y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

      "Stockholders" has the meaning set forth in the preamble.

      "Subsidiary" means, with respect to any Person. any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

      "Transfer" has the meaning set forth in paragraph 2(a).

      "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Class B Stock purchased by the Investors under their respective Investment Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other

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reorganization. For purposes of this Agreement, any Person who holds Class B
Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Class B Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Class B Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company.

      7. Additional Shareholder. Upon the execution of the signature page attached hereto, Y&R shall become a party to this Agreement. As of the date of such execution, Y&R shall be bound by this Agreement and shall hold such Shares with all rights conferred, and subject to the obligations and restrictions imposed, hereunder.

      8. Amendment and Waiver. Except as otherwise provided herein, this Agreement may only be amended, waived or modified with the written consent of the Company and the holders of a majority of all Stockholder Shares and the holders of a majority of Underlying Common Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      10. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      11. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

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      12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      13. Remedies. The Company, the Investors and any of the Principal Holders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor and Principal Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      14. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

            Harris Interactive Inc.
            135 Corporate Woods
            Rochester, New York 14623
            Attn: Chief Financial Officer

      15. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      16. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

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      17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                        HARRIS INTERACTIVE INC.


                        By:  /s/ Gordon S. Black
                             --------------------------------
                        Its: Chief Executive Officer
                             --------------------------------

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                        BRINSON TRUST COMPANY, as Trustee for the
                        BRINSON MAP VENTURE CAPITAL FUND III

                              By: /s/ Thomas D. Berman
                                  -----------------------------------------
                                  Thomas D. Berman
                                  Assistant Trust Officer
                                  Brinson Trust Company


                        BVCF III, L.P.

                        By:   J.W. Puth Associates, LLC, its General Partner
                              By: Brinson Venture Management, LLC, its
                                  Attorney-in-fact
                              By: By: Brinson Partners, Inc., its Managing
                                  Member

                              By: /s/ Thomas D. Berman
                                  -----------------------------------------
                                  Thomas D. Berman
                                  Executive Director


                        VIRGINIA RETIREMENT SYSTEM

                        By:   Brinson Partners, Inc. under Power of Attorney

                              By: /s/ Thomas D. Berman
                                  -----------------------------------------
                                  Thomas D. Berman
                                  Executive Director
                                  Brinson Partners, Inc.

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                                  /s/ Gordon S. Black
                                  ----------------------------------------------
                                  Gordon S. Black


                                  /s/ Leonard R. Bayer
                                  ----------------------------------------------
                                  Leonard R. Bayer


                                  /s/ David H. Clemm
                                  ----------------------------------------------
                                  David H. Clemm

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                                  Excite, Inc.


                                  By: /s/ Mark Stevens
                                      -----------------------------------------

                                  Title: Executive Vice President
                                         --------------------------------------

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                                  Young & Rubicam Inc.


                                  By: /s/ Steven Blondy
                                      -----------------------------------------

                                  Title: Senior Vice President
                                         --------------------------------------

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                                  Riedman Corporation


                                  By: /s/ James R. Reidman
                                      -----------------------------------------

                                  Title: President
                                         --------------------------------------
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                              SEQUEL LIMITED PARTNERSHIP II

                              By:   Sequel Venture Partners II, LLC
                              Its:  General Partner

                                  By: /s/ Thomas G. Washing
                                      -----------------------------------------
                                  Its: Manager


                              SEQUEL ENTREPRENEUR'S FUND II, LP

                              By:   Sequel Venture Partners II, LLC
                              Its:  General Partner

                                  By: /s/ Thomas G. Washing
                                      -----------------------------------------
                                  Its: Manager

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                             SCHEDULE OF INVESTORS

Name and Address                    Number of Stockholder Shares
----------------                    ----------------------------

Excite, Inc.                        30,000 shares of Class A Stock
450 Broadway
Redwood City, California 94063
Attn: Mark Stevens

Riedman Corporation                 10,000 shares of Class A Stock
45 East Avenue
Rochester, New York 14604
Attn: James R. Riedman

Sequel Limited Partnership II       48,374 shares of Class A Stock
4430 Arapahoe Avenue, Suite 220
Boulder, Colorado 80303
Attn: John T. Graff

Sequel Entrepreneur's Fund II, LP   1,626 Shares of Class A Stock
4430 Arapahoe Avenue, Suite 220
Boulder, Colorado 80303
Attn: John T. Graff

Young & Rubicam Inc.                110,000 shares of Class A Stock
285 Madison Avenue
New York, New York 10017
Attn: Stephanie Abramson

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                          SCHEDULE OF PRINCIPAL HOLDERS

Name and Address                    Number of Stockholder Shares
----------------                    ----------------------------

Gordon S. Black                     2,923,900 shares of Common Stock
Harris Black International, Ltd.
135 Corporate Woods
Rochester, New York 14623

Leonard R. Bayer                    3,116,260 shares of Common Stock
Harris Black International, Ltd.
135 Corporate Woods
Rochester, New York 14623

David H. Clemm                      1,039,332 shares of Common Stock
Harris Black International, Ltd.    1,638,000 options for shares of Common Stock
135 Corporate Woods
Rochester, New York 14623

BVCF III, L.P.                      17,195.5968 shares of Class A Stock
209 South LaSalle Street
Chicago, IL 60604
Attn: Tom Berman

Brinson MAP Venture                 2,804.5804 shares of Class A Stock
Capital Fund III
209 South LaSalle Street
Chicago, IL 60604
Attn: Tom Berman

Virginia Retirement System          126,999.8206 shares of Class A Stock